Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference herein this Registration Statement of Highland Hospitality Corporation of our report dated September 20, 2004, relating to the financial statements of Wyndham Acquisition Hotels, which report appears in the Form 8-K/A of Highland Hospitality Corporation dated October 14, 2004 and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ PricewaterhouseCoopers LLP

Dallas, Texas

December 15, 2004